STATE OF ARIZONA Office of the CORPORATION COMMISSION The Executive Director of the Arizona Corporation Commission does hereby certify that the attached copy of the following document: RESTATED ARTICLES OF INCORPORATION, 05/24/2022 consisting of 9 pages, is a true and complete copy of the original of said document on file with this office for: FORTITUDE LIFE INSURANCE & ANNUITY COMPANY ACC file number: 18632183 IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Arizona Corporation Commission on this 27 Day of May, 2022 A.D.

AR/9A/9AN% 14*190 AQRANDORAAI ViiTAl’y omew ¢ LP mar a Arizona Corporation Commission - RECEIVED: 5/24/2022 7 2205 Arizona Corporation Commission - FILED: 5/24/2022 eect VX weaver yo fy=7~-r erry entender emai i. 2s 4. DO NGT WRITE ABOVE THIS LINE; RESEAVED FOR ACC USE ONLY. CERTIFICATE CONCERNING RESTATED ARTICLES OF INCORPORATION FOR-PROFIT CORPORATION Read the Instructions CO12i ENTITY NAME - give the exact name of the corporation as currently shown in A.C.C. records: Prudentia] Annuities Life Assurance Corporation 3415136745 DATE OF ADOPTION - date on which the restated Articles were adopted: */ 1/2022 APPROVAL OF RESTATED ARTICLES -— check 3.1 or 3.2 (not both) and fallow instructions: 3.1 [[) The restated Articles were approved by the board of directors without shareholder action, and shareholder approval was not required or no shares have been issued - go to number 5. 3,2 [#] The restated Articles contain one or more amendments that required shareholder approval — continue with number 4, APPROVAL OF AMENDMENTS BY SHAREHOLDERS ~ if 3.2 is checked, check the appropriate box below concerning shareholder approval of the restated Articles with amendments and follow instructions (review the Instructions C012i for information about voting groups): Approved by shareholders but not voting groups ~ complete numbers 4.1 and 4.2. {1 Approved by shareholders and voting groups - complete numbers 4.1, 4.2, and 4.3. [CL] Approved by voting group(s) only - complete numbers 4.1 and 4.3. 4.1 Shares ~ list below each class and/or series of shares and the total number of outstanding shares for each class or séries (example: common stock, 160 shares), If more space Is needed, check this box [_] and complete and attach the Shares Issued Attachment form C097. Class: common, nonvoting Series: Total: 24,900 Class: common, voting Sertec: Total: 100 Cisse: Series: Total: | Class; Series: Town: Cassi Series; Tota; C012.004 Anzant Corporation Gamminsicn ~ Camorations DiMiaion Rev: 8/2020 Page 1 of2

05/24/2622 14:18 4804295001 KUTAK ROCK ee eee es 22052415136745 A.2 Shareholder Approval - all blanks must be filled in: | Total votes Votes in favor that were sufficient | Votes against | entitied to be for approval of amendments amendments _ cast | 1400 | 100 10 4,3 Voting groups - all blanks must be filled in for each voting group. Review the Instructions CO12i for information on voting groups. If more space is needed, check this box L] and complete and attach the Voting Attachment form C089. “Voting Group Total votes In| indisputable votes | Votes in favor that were sufficient | Votes against i (class / series) | voting group _| at meeting for approval of amendments amendments | r q if | | | | | 5. The Restated Articles or Amended and Restated Articles must be attached to or submitted with this Certificate. SIGNATURE: By checking the box marked "I accept" below, I acknowledge under penalty of law that this document together with any attachments fs submitted in compliance with Arizona law. I ACCEPT VA tim Adam J. Greenhut May 23, 20222 Signature i Printed Nome Date REQUIRED — check only one: f j ‘a | ‘mi | Ll O am the Chairman of the am a duly-suthorized Officer of Ela gh ee ee am a incorporator, directors oard of Olrector af the he corporation filing this a sointed fiduclary for the ; ave not been selected or the orporation filing this document. ¢ocument. corporation filing this dacumant corporation has not been formed. h Expadited or Same Day/Next Day services are available for an additional fee - see Instractions or Cover sheet for prices. Mail: Arizona Corporation Commission + Examination Section 4306 W. Washington St., Phoenix, Arizona 85007 . Fax (for Regular or Expedite Service ONLY): 602-542-4100 | | Fax (for Same Day/Next Day Service ONLY): 602-542-0900 | Please be advised that A.C.C. forms refeet oply the minimum provisions reavired by ctetute. You should seek orivate legal counsel for thosa matters that may perteln to the Individuat reeds of your busieess. All documents fled with the Arnzona Corporation Commission ere pubtlc rocurd aed are open for pubte inszection, Tf you Nave questians after reading the Instructions, please call 602-542-3026 or (within Arizona only) 800-345-SB19, Filing Fee: $25.00 (requilar processing) All fees are nonrefundable ~ see Instructions. O15. M4 Antzona Gomsration Gommmizaion - Gorpormilons DW gion Rew 62020 Pogo 2 of Z

@5/24/2022 14:18 4804295061 KUTAK ROCK LLP Rec __pG ale 22052415136745 EXECUTION VERSION AMENDED AND RESTATED ARTICLES OF INCORPORATION OF PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION Pursuant to A.R.S. Sections 10-1007 and 20-707, Prudential Annuities Life Assutance Corporation (the “Corporation”) hereby adopts the following amended and restated Articles of Incorporation which amend and restate in their entirety any existing articles (the “Articles”). ARTICLE] Name The name of the Corporation is “Fortitude Life Insurance & Annuity Company”. ARTICLE II Place of Business The principal place of business of the Corporation shall be in Maricopa County, Arizona. The strect address of the Corporation's registcred office in the State of Arizona is 3800 N. Central Avenue, Suite 460, Phoenix, AZ 85012. The Corporation may transact business anywhere designated by the Board of Directors. ARTICLE IT Statutory Agent The name of the statutory agent is CT Corporation System, 3800 N. Central Avenus, Suite 460, Phoenix, AZ 85012. The mailing address of the statutory agent is 3800 N. Central Avenue, Suite 460, Phoenix, AZ 85012. ARTICLE IV Duration The Corporation shatl have perpetual existence hereafter, pursuant to the provisions of A.R.S. Section 20-705(A)(2), as amended. The fiscal year end of the Corporation shall be December 31 of cach year. ARTICLE V Purposes The Corporation shall have unlimited power to engage in, and to do any lawful act concerning any and all lawful businesses for which corporations may be organized under the Arizona Corporations and Associations statutes. More specifically, and without PAQSOSED ARTICLES ANO/UA AMENOMENTI3} APPTAT TO CONFORY TO ARIZGNA INSURANCE STATUTES. YhE NAME 1S NOT NOW iM CONFLICT WITH THAT OF ANY NSURES AUTHORZES TO TRANSACT INSURANCE IN ARIZONA ON THIS CATE May 24 9022, DOCUMENT CONSISTSOF JT HAGES, OY Chm, ke Gate AUTHORIZED AEPRESENTAT.VE FOR “HE DIRECTOR OF INS IRANCE AND FOMANC'AL INST TUTIONS, STATE C7 ARIZONA, 1007850123v3

@5/24/2022 14:18 4804295001 T ~""22052415 KUTAK ROCK LLP 22052415136745 limitation, the Corporation is organized to engage in the business of life insurance and annuities, subject to limitations imposed by law. ARTICLE VI Capital Stock The Corporation shal! have authority to issue 100 shares of voting common stock, having a par valuc of $100 per share, and 24,900 shares of non-voting common stock, having a par valuc of $100 per share, which non-voting common stock shall be identical in all respects to the voting common stock except that the non-voting common stock shall have no voting power or right to notice of any meeting. Upon receipt by the Corporation of such consideration for issuance as is determined by the Board of Directors, such shares, once issued, shall be deemed to be fully paid and non-assessable for all purposes, except as provided by Article 14, Scction 11 of the Constitution of the State of Arizona. ARTICLE VIE Indebtedness There are no limitations on the Corporation’s indebtedness. ARTICLE Vili Directors The affairs of this Corporation shall be managed by a Board of Directors consisting of not less than five (5) nor more than fifteen (15) Directors, with the exact number to be fixed from time to time pursuant to a resolution adopted by a majority of the Board of Directors in office. The Board of Directors shall consist of seven (7) directors that were previously appointed, the names and addresses of which are listed in Article X. Each director shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal as provided in. the Corporation’s Bylaws. ARTICLE IX Officers The Officers of this Corporation and their terms are set forth in Article X. Any subsequent Officers and those Officers’ terms shell be set out in the Bylaws of the Corporation. The Officers’ powers are as granted in the Bylaws. 1007860123v3

@5/24/2822 14:18 4884295001 KUTAK ROCK LLP oe 22052415136745 ARTICLE X Names of Officers and Directors The names and addresses of the Corporation’s first Officers and Directors at the time of its incorporation are included within the original incorporation documents of the Corporation. The following Officers and Directors have taken their positions effective immediately upon the resignation of the prior Officers and Directors of the Corporation: Officers: James Bracken, Chief Executive Officer 10 Exchange Place Jersey City, NI 07302 lefitey §. Burman, Senior Vice President. General Counsel and Secretary 10 Exchange Place Jersey City, NJ 07302 Sean F. Coyle, Senior Vice President and Chief Operating Officer 10 Exchange Place Jersey City, NJ 07302 Kai Talarek, Senior Vice President and Chief Financial Officer 10 Exchange Place Jersey City, NJ 07302 Andrew Sooboodoo, Senior Vice President and Chief Risk Officer 10 Exchange Place Jersey City, NJ 07302 Jeffrey P. Mauro, Senior Vice President and Chief Investment Officer 10 Exchange Place Jersey City, NJ 07302 John M. McGregor, Senior Vice President 10 Exchange Place Jersey City, NJ 07302 James West, Chief Actuary 10 Exchange Place Jersey City, NJ 07302 Alan Stewart, Vice President and Treasurer 1607850123v3

@5/24/2822 14:18 484295801 KUTAK ROCK LLP A mm an 22052415136745 10 Exchange Place Jersey City, NJ 07302 Jamie Schmerer, Director of Internal Audit 10 Exchange Place Jersey City, NJ 07302 Brian P. Orndorff, Vice President and Director of Tax 10 Exchange Place Jersey City, NJ 07302 Adam J, Greenhut, Assistant Secretary 10 Exchange Place Jersey City, NJ 07302 Directors: Brian T. Schreiber 10 Exchange Place Jersey City, NI 07302 James Bracken 10 Exchange Place Jersey City, NJ 07302 Samuel Weinhoff 10 Exchange Place Jersey City, NJ 07302 Richard Patching 10 Exchange Place Jersey City, NJ 07302 Douglas French 10 Exchange Place Jersey City, NJ 07302 Kai Talarek 10 Exchange Place Jersey City, NJ 07302 1007880123v3

05/24/2622 14:18 4884295661 KUTAK ROCK LLP Macc aninn 22052415136745 Ciara Bumham 10 Exchange Place Jersey City, NJ 07302 ARTICLE XI Annual Stockholders’ Meeting The Corporation shall hold an annual stockholders’ meeting. The annual meeting of stockholders shall be held on the first day of April or at such other date, place, and time as the Board of Directors may determine. ARTICLE XI Limitation of Liability Private property of the stockholders, directors, and officers shall not be subject to the payment of the corporate debts to any extent whatsoever, To the fullest extent permitted by the laws of the State of Arizona, as such laws may now or hereafter exist, Directors of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for acts or omissions occurring in their capacity as Directors. Any repeal or amendment of this Article shall operate prospectively only and shall not adversely affect any limitation of liability which then exists under this Article. This Article shall not be amended or repealed without the unanimous consent of the stockholders. ARTICLE XOI Indemnification of Directors and Officers The Corporation shall indemnify its Directors and Officers to the fullest extent petmitted by the Arizona Corporations and Associations statutes and the Bylaws of the Corporation. The Corporation shall indemnify against any and all loss and liability to persons who are named or threatened to be named in any lawsuits or other proceedings, whether civil, criminal, administrative, or investigative (collectively, the foregoing are “Proceedings”), as a result of their service to the Corporation or any other entity for which the Corporation requested service, as Directors, Officets, employces, or agents of the Corporation or such entity, to the fullest extent permitted by the laws of the State of Arizona as such laws may now or hercafter exist. The Corporation shall, as to such Directors and Officers, and may. as to such agents and employees, advance expenses incutred by reason of being named or threatcned to be named in any Proceedings, as a result of the service of such Directors, Officers, agents, and employees to the Corporation or any other entity for which the 1007850123v3

@5/24/2822 14:18 4884295801 KUTAK ROCK LLP mane anian 22052415136745 Corporation requested service, 45 Directors, Officers, employees, or agents of the Corporation or such entity, to the fullest extent permitted by the laws of the State of Arizona as such laws may now or hereafter exist. The Corporation may, as to such Directors, Officers, employees, or agents, purchase and maintain insurance to indemnify or hold them harmless against any liability asserted against such person and incurred by such person in such capacity, or arising out of his or her status in that capacity, to the fullest extent pennitted by the laws of the State of Arizona as such Jaws may now or hereafter exist, Such rights conferred in this Article shall not be deemed exclusive of any other rights or limitations to which such person may be entitled or subject to under any Bylaw, agreement, vote of stockholders, or otherwise. Any repeal or amendment of this Article shall operate prospectively only and shall not adversely affect any rights which then exist under this Article. ARTICLE XIV Amendment These Articles, with the cxception of Article XII, may be amended by the stockholders as provided for in A.R.S. Section 10-1003, as ameuded. Any such amendment may only be proposed by any stockholder who provides at least ten days’ notice to all other stockholders of a meeting to vote on such amendment, which notice may be waived, prior to a stockholders’ vote on the proposed amendment. ARTICLE XV Bylaws The Amended and Restated Bylaws of the Corporation shall be adopted by the stockholders of the Corporation. IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Amended and Restated Articles of Incorporation this 26" day of April, 2022. FORTITUDE LIFE INSURANCE & ANNUITY COMPANY Vial By: Adam Greenhut Title: Assistant Secretary 10078801 23v3

85/24/2622 14:18 4894295661 KUTAK ROCK LLP BACT Ania 22052415136745 ACCEPTANCE OF APPOINTMENT BY STATUTORY AGENT The undersigned hereby acknowledges and accepts the appointment as statutory agent of Fortitude Life Insurance & Annuity Company effective this 26th day of April, 2022. CT Corporation System By;_ Sherry McGinnes, Assistant Secretary 1067850 123v3